SUB-ITEM 77E:
Pending Litigation

Beginning in late 2007, lawsuits were filed in state and federal courts in Tennessee, Alabama, Arkansas, Indiana,Mississippi, Louisiana, New York and Texas relating to certain fixed income funds managed by the Advisor, including the Funds. Certain of the cases were filed as putative class actions on behalf of investors who purchased shares of the Funds from December 2004 through February 2008 and other cases were filed as actions on behalf of one or more individuals or trusts. The complaints name various entities and individuals as defendants including, among others, the Funds, the former advisor, Morgan Asset Management, Inc. ("MAM"),Morgan Keegan & Company, Inc. ("Morgan Keegan"), Regions Financial Corporation and several affiliates ("Regions"), certain former directors and former officers of the Funds and the Funds' former portfolio managers. The complaints generally allege that the defendants misrepresented or failed to disclose material facts relating to portfolio composition, fair valuation, liquidity and risk in Fund registration statements and other documents. The plaintiffs seek damages in amounts to be determined at trial and reasonable costs and, in some cases, attorneys' fees. Each of the cases is at a preliminary stage. An answer was filed in a state court case, Burke v. Citigroup Global Markets, Inc. pending in the circuit court of Jefferson County, Alabama, on behalf of Helios Multi-Sector High Income Fund, Inc. and Helios Strategic Income Fund, Inc. Other than the Burke case and the motions to dismiss filed in the derivative action discussed below, no responses to the complaints have been filed in the actions pending against the Funds, and no classes have been certified in any of the putative class actions filed against the Funds.

On March 13, 2008, a derivative action was filed in the United States District Court for the Western District of Tennessee seeking damages on behalf of Helios Multi-Sector High Income Fund, Inc. against MAM and certain former directors of the Fund. The complaint in this action alleged, among other things, that defendants MAM and certain former directors of the Fund breached their fiduciary duties and mismanaged the Fund in connection with portfolio composition, fair valuation, liquidity, risk management and disclosure. The complaint sought damages in an amount to be determined at trial and reasonable costs and attorneys' fees. Motions to dismiss the complaint were filed by the respective defendants. The Board of the Fund is currently undertaking an investigation of the underlying allegations in the complaint to determine whether pursuit of such claims is in the best interest of the Fund. The Fund moved to dismiss the action without prejudice, or alternatively, to stay the action pending the completion of the Board's investigation of the underlying allegations and its determination as to proceeding on behalf of the Fund. On March 10, 2010, the court granted the defendants' motions to dismiss and dismissed the action without prejudice to the Fund's right to seek remuneration for any perceived wrongs on the completion of its Board's investigation.

Subsequently, on March 18, 2010, four derivative actions were filed on behalf of each of the Funds. The complaints in these actions allege, among other things, that defendants MAM, and certain former officers and directors of the Funds breached their fiduciary duties and mismanaged the Funds in connection with portfolio composition, fair valuation, liquidity, risk management and disclosure. The complaints seek equitable relief, damages in an amount to be determined at trial and reasonable costs and attorneys' fees. The proceedings are at a preliminary stage. On November 5, 2010, the Court granted plaintiff's unopposed motion for consolidation of these actions and on December 6, 2010, plaintiffs filed a consolidated amended complaint. The Boards of the Funds have undertaken an investigation of the underlying allegations in the consolidated amended complaint to determine whether pursuit of such claims is in the best interest of the Funds. On January 24, 2011, the Funds filed a motion for a stay of the action pending the completion of the Boards' investigation or, in the alternative, until April 6, 2011. Also on January 24, 2011, the non-fund defendants filed motions to dismiss the consolidated amended complaint. On February 9 2011, the Court granted the Funds' motion and stayed the case until April 6, 2011. On April 6, 2011, the Funds and plaintiffs filed a joint, unopposed motion for a sixty-day extension of the stay of the case to facilitate their discussion of a possible resolution of the issues in this action. The Court granted this motion on April 8, 2011, and the case is currently stayed until June 6, 2011.

Claims substantially similar to those described above have been made in lawsuits filed in the United States Federal and state courts concerning certain open-end funds formerly managed by the Advisor. Motions to dismiss the open-end derivative and open-end class actions were filed by the respective defendants. The open-end fund defendants moved to dismiss the open-end derivative action without prejudice, or alternatively, to stay such action pending the completion of the Board investigation described above. On September 24, 2010, the Court denied defendants' motions to dismiss but granted a stay of the action pending receipt by October 25, 2010 of a report by the Board regarding the status of its investigation; on October 22, 2010, the Board filed a status report, and requested that the stay be extended until November 30, 2010. The open-end fund defendants separately moved to dismiss the open-end class actions for failure to state a claim. On September 30, 2010, the Court issued an order granting in part and denying in part defendants' motions to dismiss. Defendants' time to answer the surviving claims was extended until November 30, 2010. On November 30, 2010, the open-end funds filed an additional status report in the open-end derivative action, including a proposed memorandum of understanding between the open-end funds and derivative plaintiffs regarding the resolution of some of the issues in the open-end derivative and class actions and the realignment of the open-end funds as plaintiffs in the open-end derivative action (the "MOU"). The open-end funds and derivative plaintiffs also filed a motion for an extension of the stay to facilitate the steps necessary to seek approval of the MOU and the proposed settlement. On December 10, 2010, the Court granted the joint motion and stayed the action until April 6, 2011. On December 16, 2010, the Court entered a scheduling order in the open-end class action that gave plaintiffs until April 6, 2011 to file the necessary motions seeking approval of the proposed partial settlement. On March 14, 2011, the open-end funds and derivative plaintiffs filed a joint motion for preliminary approval of the proposed partial settlement and approval of notice to the settlement class members in the open-end class action. Briefing relating to these motions is ongoing.

On September 23, 2008, most of the cases pending in federal court in the Western District of Tennessee in which the Funds are defendants, and other cases pending in that court involving the same or similar claims against other defendants, were consolidated into a single proceeding encaptioned In re Regions Morgan Keegan Closed End Fund Litigation. On December 15, 2010, the Court entered an order appointing lead plaintiffs and lead counsel and consolidating the various actions in this proceeding. On April 13, 2011, the Funds filed a motion to dismiss the consolidated amended complaint with prejudice. The non-Fund defendants filed separate motions to dismiss the consolidated amended complaint on April 13, 2011.

On February 12, 2009, the Judicial Panel on Multidistrict Litigation
("Judicial Panel") issued an order transferringrelated actions pending in other federal courts to the United States District Court for the Western District of Tennessee and directing that the transferred cases be coordinated or consolidated with the above-described actions relating to the Funds
(the "MDL proceeding").

On June 18 and June 23, 2010, respectively, two actions were filed in the Northern District of Alabama against Morgan Keegan, MK Holding, Inc., the Funds, and certain other defendants. These complaints generally allege that the defendants misrepresented or failed to disclose material facts relating to portfolio composition, fair valuation, liquidity and risk in Fund prospectuses and registration statements. The plaintiffs seek damages in amounts to be determined at trial and attorneys' fees. On July 28, 2010, joint motions were filed by plaintiffs, Morgan Keegan and MK Holding, Inc. in these proceedings for temporary stays pending transfer to the Western District of Tennessee for consolidated or coordinated pretrial proceedings as part of the MDL proceeding.

On July 12, 2010, a putative class action was filed in the Western District of Tennessee against MAM, Morgan Keegan, Regions, MK Holding, Inc., the Funds, and certain other defendants. The action purports to assert claims under the Employee Retirement Income Security Act of 1974 ("ERISA"), on behalf of all ERISA plans for which Regions Bank serves or served as trustee, custodian or agent that owned or held shares of certain investment funds, which are subject of the multidistrict litigation discussed above. The Funds, together with certain open-end funds formerly managed by the Advisor, are sued as Nonfiduciary Parties in Interest, and are alleged to be liable, and subject to equitable remedies, for allegedly knowingly participating in breaches of ERISA fiduciary duties by other defendants, or wrongfully obtaining or receiving assets from the Regions ERISA Trusts. Plaintiffs also allege that the Funds are liable for the conduct of certain other defendants who allegedly acted as agents of the Funds. The action seeks equitable remedies, including a constructive trust and/or restitution of assets allegedly wrongfully obtained or received, as well as fees, profits, bonuses, dividends or other remuneration, together with damages in an amount to be determined at trial and reasonable costs and attorneys' fees. On September 9, 2010, the non-Fund defendants filed a motion to consolidate this action with other ERISA cases in which the Funds are not named as defendants. The Court has not ruled on this motion.

No estimate of the effect, if any, of these lawsuits on the Funds can be made at this time.